Exhibit 99.1

3Q 2018

SmartFinancial Announces Record Earnings with Third Quarter 2018 Net Income of $4.3 million
Net operating earnings (Non-GAAP) of $5.0 million for the quarter

Performance Highlights

•	Return on average assets of 0.85 percent and net operating return on average assets (non-GAAP) of 0.98 percent.

•	Yield on earning assets, taxable equivalent, of 5.03 percent, an increase of 0.33 percentage points from a year ago.

•	Noninterest expense to average assets of 2.90 percent, a decrease of 0.44 percentage points from a year ago.

•	Completed subordinated debt offering of $40 million during the quarter.

KNOXVILLE, TN - October 23, 2018 - SmartFinancial, Inc. ("SmartFinancial"; NASDAQ: SMBK), today announced net income of $4.3 million for the third quarter of 2018, compared to $1.7 million a year ago. Diluted net income per share was $0.34 for the third quarter of 2018, compared to $0.20 during the third quarter of 2017. Net operating earnings (Non-GAAP), which excludes securities gains and merger expenses, totaled $5.0 million in the third quarter of 2018 compared to $1.8 million in the third quarter of 2017.

Billy Carroll, President & CEO, stated: "I am pleased to report a very solid quarter with record earnings for SmartFinancial.  As we execute on our growth strategy, we continue to make strides on building a very solid foundation for our company.  We had another successful conversion, as we integrated and rebranded the middle Tennessee and northern Alabama offices of Tennessee Bancshares , Inc. while planning for our upcoming acquisition of east Tennessee-based Foothills Bancorp, Inc.  Also highlighting this quarter was our successful $40 million subordinated debt raise that positions the company for our next phase of growth."

SmartFinancial's Chairman, Miller Welborn, concluded: “I am excited about our continued growth and accomplishments this quarter.  Also, being assigned an investment grade BBB senior unsecured debt rating and BBB- subordinated debt rating from the Kroll Bond Rating Agency during the quarter is an accolade we are extremely proud to obtain. We also have all necessary approvals for the acquisition of Foothills Bancorp, Inc. and anticipate a closing of November 1.”

Third Quarter 2018 compared to Second Quarter 2018

Net income was $4.3 million for the third quarter of 2018, compared to $3.9 million in the prior quarter. Diluted net income per share was $0.34 for the third quarter of 2018, compared to $0.32 during the second quarter of 2018. Net operating earnings (non-GAAP), which is net income excluding securities gains and merger expenses, totaled $5.0 million in the third quarter of 2018 compared to $4.8 million in the previous quarter.

Net interest income to average assets of 3.70 percent for the quarter decreased from 4.03 percent in the second quarter of 2018, primarily due to lower accretion on acquired loans. Net interest income totaled $18.9 million in the third quarter of 2018, compared to $19.5 million in the second quarter of 2018. Net interest margin, taxable equivalent, decreased from 4.54 percent in the second quarter of 2018 to 4.11 percent in the third quarter of 2018 as a result of lower accretion income on acquired loans and higher deposit costs.

Provision for loan losses was $302 thousand in the third quarter of 2018, compared to $617 thousand in the second quarter of 2018. The decrease in provision for loan losses was due to slower growth of the organic loan portfolio during the period. The allowance for loan losses and leases ("ALLL") was $7.2 million, or 0.45 percent of total loans as of September 30, 2018, compared to $7.1 million, or 0.45 percent of total loans, as of June 30, 2018.

Nonperforming loans as a percentage of total loans was 0.16 percent as of September 30, 2018, which was an increase from 0.11 percent in the prior quarter. Total nonperforming assets (which include nonaccrual loans, loans past due 90 days or more and still accruing, and foreclosed assets) as a percentage of total assets was 0.27 percent as of September 30, 2018, compared to 0.25 percent as of June 30, 2018.

Noninterest income to average assets of 0.36 percent for the period increased slightly from 0.33 percent in the second quarter of 2018. Noninterest income totaled $1.9 million in the third quarter of 2018, compared to $1.6 million in the second quarter of 2018, primarily due to higher gains on sale of loans and other assets.

Noninterest expense to average assets of 2.90 percent for the quarter decreased from 3.15 percent in the second quarter of 2018. Noninterest expense totaled $14.8 million in the third quarter of 2018, a decrease of $0.5 million from the second quarter of 2018, primarily due to lower merger expenses. Income tax expense was $1.3 million in the third quarter of 2018 compared to $1.3 million in the second quarter of 2018. The company's effective tax rate decreased to 23.2 percent in the third quarter of 2018 compared to 24.8 percent in the second quarter of 2018, due to lower nondeductible merger expenses and an increase in exercised options with associated tax benefits.

Third Quarter 2018 compared to Third Quarter 2017

Net income totaled $4.3 million in the third quarter of 2018, or $0.34 per diluted share, compared to $1.7 million, or $0.20 per diluted share, in the third quarter of 2017. Net operating earnings (non-GAAP), which excludes securities gains and merger expenses, totaled $5.0 million in the third quarter of 2018 compared to $1.8 million in the third quarter of 2017.

Net interest income to average assets of 3.70 percent for the quarter decreased from 3.81 percent in the third quarter of 2017. Net interest income totaled $18.9 million in the third quarter of 2018, compared to $10.9 million in the third quarter of 2017. Net interest income was positively impacted compared to the prior year due to increases in loan and securities balances and increases in the yields of the loan and securities portfolios. Net interest margin, taxable equivalent, decreased from 4.17 percent in the third quarter of 2017 to 4.11 percent in the third quarter of 2018 as a result of increases on the cost of deposits.

Provision for loan losses was $302 thousand in the third quarter of 2018, compared to $30 thousand in the third quarter of 2017. The increase in provision for loan losses was due to faster growth of the organic loan portfolio during the period. The ALLL was $7.2 million, or 0.45 percent of total loans as of September 30, 2018, compared to $5.4 million, or 0.62 percent of total loans, as of September 30, 2017.

Nonperforming loans as a percentage of total loans was 0.16 percent as of September 30, 2018, an increase from 0.15 percent in the prior year. Total nonperforming assets (which include nonaccrual loans, loans past due 90 days or more and still accruing, and foreclosed assets) as a percentage of total assets was 0.27 percent as of September 30, 2018, compared to 0.37 percent as of September 30, 2017.

Noninterest income to average assets of 0.36 percent for the quarter decreased from 0.43 percent in the third quarter of 2017. Noninterest income totaled $1.9 million in the third quarter of 2018, compared to $1.2 million in the third quarter of 2017.

Noninterest expense to average assets of 2.90 percent for the quarter decreased from 3.34 percent in the third quarter of 2017. Noninterest expense totaled $14.8 million in the third quarter of 2018, compared to $9.6 million in the third quarter of 2017. The increases in noninterest expense over the prior year in salaries and employee benefits and occupancy expense were primarily due to the acquisitions of Capstone Bancshares, Inc. in the fourth quarter of 2017 and Tennessee Bancshares, Inc. in the second quarter of 2018. The company's effective tax rate was 23.2 percent in the third quarter of 2018 compared to 34.4 percent in the third quarter of 2017, primarily due to the decrease in the federal tax rate for 2018.

Conference Call Information

SmartFinancial plans to issue its earnings release for the third quarter of 2018 on Tuesday, October 23, 2018, and will host a conference call on Wednesday, October 24, 2018 at 10:00 a.m. ET. To access this interactive teleconference, dial (888) 317-6003 or (412) 317-6061 and enter the confirmation number, 2373912. A replay of the conference call will be available through October 24, 2019, by dialing (877) 344-7529 or (412) 317-0088 and entering the confirmation number, 10125644. Conference call materials (earnings release & conference call presentation will be published on the company’s webpage located at http://www.smartfinancialinc.com/CorporateProfile ), 9:00 am EDT prior to the morning of the conference call.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007, with 25 branches across Tennessee, Alabama, and the Florida Panhandle. Recruiting the best people, delivering exceptional client service, strategic branching, and a disciplined approach to lending have contributed to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Source
SmartFinancial, Inc.

Investor Contacts
Billy Carroll                        Ron Gorczynski
President & CEO                        Executive Vice President, Chief Administrative Officer
(865) 868-0613 billy.carroll@smartbank.com        (865) 437-5724 ron.gorczynski@smartbank.com

Media Contact
Kelley Fowler
Senior Vice President, Public Relations & Marketing
(865) 868-0611    kelley.fowler@smartbank.com

Non-GAAP Financial Matters
Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses several non-GAAP financial measures, including: (i) net operating earnings available to common shareholders; (ii) operating efficiency ratio; (iii) tangible common equity; and (iv) net operating return on average assets, in its analysis of the company's performance. Net operating earnings available to common shareholders excludes the following from net income available to common shareholders: securities gains and losses, merger related expenses, and the effect of the December, 2017 tax law change on deferred tax assets, and the income tax effect of adjustments. The operating efficiency ratio excludes securities gains and losses and merger related expenses from the efficiency ratio. Tangible common equity excludes goodwill and other intangible assets. Net operating return on average assets is annualized net operating income divided by GAAP total average assets. Management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the company and provide meaningful comparisons to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements
Certain of the statements made in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements, including statements regarding the intent, belief, or current expectations of SmartFinancial’s management regarding the company’s strategic direction, prospects, or future results or the benefits of the proposed merger with Foothills Bancorp, Inc. (the “Foothills merger”), are subject to numerous risks and uncertainties. Such risks and uncertainties include, among others, (1) the risk that the cost savings and revenue synergies anticipated in connection with the Foothills merger may not be realized or may take longer than anticipated to be realized, (2) disruption from the Foothills merger with customers, suppliers, or employee or other business relationships, (3) the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement with Foothills Bancorp, (4) the risk of successful integration of our business with that of Foothills Bancorp, (5) the amount of costs, fees, expenses, and charges related to the Foothills merger, (6) our ability to successfully integrate the businesses acquired as part of previous mergers with that of SmartBank, (7) reputational risk and the reaction of our customers and Foothills Bancorp’s customers to the Foothills merger, (8) the failure of the conditions to closing of the Foothills merger to be satisfied, (9) the risk that the integration of our merger partner's business into our operations will be materially delayed or will be more costly or difficult than expected, (10) the possibility that the Foothills merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (11) the dilution caused by SmartFinancial’s issuance of additional shares of its common stock in the Foothills merger, (12) changes in management’s plans for the future, (13) prevailing economic and political conditions, particularly in our market areas, (14) credit risk associated with our lending activities, (15) changes in interest rates, loan demand, real estate values, and competition, (16) changes in accounting principles, policies, or guidelines, (17) changes in applicable laws, rules, or regulations, and (18) other competitive, economic, political, and market factors affecting our business, operations, pricing, products, and services. Certain additional factors which could affect the forward-looking statements can be found in SmartFinancial’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the SEC and available on the SEC’s website (www.sec.gov). SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this press release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

SmartFinancial, Inc. and Subsidiary
Condensed Consolidated Financial Information (unaudited)
(In thousands except per share data)
	As of and for the three months ending
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Selected Performance Ratios (Annualized)
Return on average assets	0.85%	0.81%	0.80%	0.01%	0.59%
Net operating return on average assets (Non-GAAP)	0.98%	1.00%	0.89%	0.99%	0.63%
Return on average shareholder equity	6.86%	6.76%	6.25%	0.08%	4.91%
Return on average tangible common equity (Non-GAAP)	9.44%	8.96%	8.10%	0.10%	5.20%
Net operating return on average shareholder equity (Non-GAAP)	7.88%	8.33%	6.97%	7.98%	5.30%
Net operating return on average tangible common equity (Non-GAAP)	10.84%	11.04%	9.04%	9.94%	5.61%
Net interest income / average assets	3.70%	4.03%	3.93%	4.09%	3.81%
Yield on earning assets	5.02%	5.34%	5.02%	5.04%	4.69%
Yield on earning assets, TE	5.03%	5.34%	5.03%	5.05%	4.70%
Cost of interest-bearing liabilities	1.15%	1.00%	0.82%	0.70%	0.68%
Net interest margin	4.11%	4.53%	4.36%	4.49%	4.16%
Net interest margin, TE	4.11%	4.54%	4.36%	4.49%	4.17%
Noninterest income / average assets	0.36%	0.33%	0.34%	0.42%	0.43%
Noninterest expense / average assets	2.90%	3.15%	3.09%	3.35%	3.34%
Efficiency ratio	71.37%	72.34%	72.39%	74.26%	78.67%
Operating efficiency ratio (Non-GAAP)	67.21%	64.82%	69.12%	60.64%	76.72%
Pre-tax pre-provision income / average assets	1.23%	1.21%	1.18%	1.16%	0.90%

Per Common Share
Net income, basic	$0.34	$0.32	$0.30	$—	$0.20
Net income, diluted	0.34	0.32	0.30	—	0.20
Net operating earnings, basic (Non-GAAP)	0.39	0.40	0.34	0.35	0.22
Net operating earnings, diluted (Non-GAAP)	0.39	0.39	0.34	0.34	0.22
Book value	19.74	19.48	18.60	18.46	16.57
Tangible book value (Non-GAAP)	14.38	14.09	14.09	13.90	15.67

Common shares outstanding	12,750	12,705	11,234	11,153	8,243

SmartFinancial, Inc. and Subsidiary
Condensed Consolidated Financial Information (unaudited)
(In thousands except per share data)
	As of and for the three months ending
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Composition of Loans
Real estate commercial
owner occupied	$364,164	$360,294	$288,666	$281,297	$210,489
non-owner occupied	400,275	385,536	375,028	361,691	237,131
Real estate commercial, total	764,439	745,830	663,694	642,988	447,620
Commercial & industrial	289,732	279,341	256,333	238,087	119,782
Real estate construction & development	166,089	179,361	142,702	135,409	98,212
Real estate residential	351,948	355,755	299,148	293,457	199,704
Other loans	12,986	15,148	12,380	13,317	6,361
Total loans	$1,585,194	$1,575,435	$1,374,257	$1,323,258	$871,679

Asset Quality and Additional Loan Data
Nonperforming loans	$2,604	$1,730	$1,931	$1,764	$1,264
Foreclosed assets	2,941	3,524	2,665	3,254	2,888
Total nonperforming assets	$5,545	$5,254	$4,596	$5,018	$4,152
Restructured loans not included in nonperforming loans	$369	$660	$40	$41	$42
Net charge-offs (recoveries) to average loans (annualized)	0.06%	0.02%	0.02%	(0.01)%	(0.02)%
Allowance for loan losses to loans	0.45%	0.45%	0.47%	0.44%	0.62%
Nonperforming loans to total loans, gross	0.16%	0.11%	0.14%	0.13%	0.15%
Nonperforming assets to total assets	0.27%	0.25%	0.26%	0.29%	0.37%
Acquisition accounting discounts to loans	19,500	20,748	16,323	17,862	8,167
Accretion income on acquired loans	1,208	2,583	1,274	2,411	888

Capital Ratios
Equity to Assets	12.27%	12.00%	11.87%	11.96%	12.03%
Tangible equity to tangible assets (Non-GAAP)	9.25%	8.98%	9.26%	9.28%	11.45%
Tangible common equity to tangible assets (Non-GAAP)	9.25%	8.98%	9.26%	9.28%	11.45%
SmartFinancial, Inc.:	Estimated[1]
Tier 1 leverage	9.26%	9.82%	9.59%	10.48%	11.46%
Common equity Tier 1	10.70%	10.83%	10.84%	10.59%	13.37%
Tier 1 capital	10.70%	10.83%	10.84%	10.59%	13.37%
Total capital	13.34%	11.25%	11.27%	10.98%	13.93%
SmartBank:	Estimated[1]
Tier 1 leverage	10.08%	10.43%	10.17%	11.26%	10.57%
Common equity Tier 1	11.65%	11.41%	11.12%	10.90%	12.30%
Tier 1 risk-based capital	11.65%	11.41%	11.12%	10.90%	12.30%
Total risk-based capital	12.06%	11.83%	11.56%	11.30%	12.86%

1 Current period capital ratios are estimated as of the date of this earnings release.

SmartFinancial, Inc. and Subsidiary
Condensed Consolidated Financial Information (unaudited)
(In thousands)
BALANCE SHEET
	Ending Balances
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Assets
Cash & cash equivalents	$130,104	$170,235	$96,710	$113,027	$84,098
Securities available for sale	173,039	156,577	156,210	151,945	115,535
Other investments	10,735	8,273	7,808	6,431	6,081
Total loans	1,585,194	1,575,435	1,374,257	1,323,258	871,679
Allowance for loan losses	(7,156)	(7,074)	(6,477)	(5,860)	(5,393)
Loans, net	1,578,038	1,568,361	1,367,780	1,317,398	866,286
Premises and equipment	52,427	52,203	44,202	43,000	33,778
Foreclosed assets	2,941	3,524	2,665	3,254	2,888
Goodwill and other intangibles	68,254	68,449	50,660	50,837	7,414
Cash surrender value of life insurance	22,088	21,944	21,797	21,647	11,484
Other assets	13,320	12,666	12,593	13,232	8,258
Total assets	$2,050,946	$2,062,232	$1,760,425	$1,720,771	$1,135,822

Liabilities
Noninterest demand	$301,197	$301,318	$276,249	$220,520	$185,386
Interest-bearing demand	267,146	246,942	278,965	231,644	156,953
Money market and savings	570,172	632,518	491,243	543,645	306,358
Time deposits	568,796	535,879	453,276	442,774	311,490
Total deposits	1,707,311	1,716,657	1,499,733	1,438,583	960,187
Repurchase agreements	16,787	18,635	15,968	24,055	26,542
FHLB & other borrowings	25,324	72,040	30,000	43,600	6,000
Subordinated debt	39,158	—	—	—	—
Other liabilities	10,724	7,413	5,775	8,681	6,505
Total liabilities	1,799,304	1,814,745	1,551,476	1,514,919	999,234
Shareholders' Equity
Common stock	12,750	12,705	11,234	11,152	8,243
Additional paid-in capital	208,999	208,513	174,981	174,009	107,065
Retained earnings	33,559	29,235	25,303	21,889	21,654
Accumulated other comprehensive loss	(3,666)	(2,966)	(2,569)	(1,198)	(374)
Total shareholders' equity	251,642	247,487	208,949	205,852	136,588
Total liabilities & shareholders' equity	$2,050,946	$2,062,232	$1,760,425	$1,720,771	$1,135,822

SmartFinancial, Inc. and Subsidiary
Condensed Consolidated Financial Information (unaudited)
(In thousands, except per share data)
INCOME STATEMENT
	Three months ending
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Interest Income
Loans, including fees	$21,572	$21,652	$18,228	$16,357	$11,491
Investment securities and interest bearing due froms	1,326	1,198	1,049	770	740
Other interest income	170	144	101	117	86
Total interest income	23,068	22,993	19,378	17,244	12,317
Interest Expense
Deposits	3,968	3,238	2,401	1,806	1,373
Repurchase agreements	12	11	13	15	15
Subordinated debt	19	—	—	—	—
FHLB and other borrowings	209	207	153	81	5
Total interest expense	4,208	3,455	2,567	1,902	1,393
Net interest income	18,860	19,538	16,811	15,342	10,924
Provision for loan losses	302	617	689	442	30
Net interest income after provision for loan losses	18,558	18,921	16,122	14,900	10,894
Noninterest income
Service charges on deposit accounts	623	557	578	524	294
(Loss) gain on securities	—	(1)	—	—	144
Gain on sale of loans and other assets	519	327	325	366	224
Interchange and debit card transaction fees	144	121	146	304	233
Other noninterest income	570	579	406	386	352
Total noninterest income	1,856	1,583	1,455	1,580	1,247
Noninterest expense
Salaries and employee benefits	7,934	7,649	7,176	6,272	5,035
Occupancy expense	1,638	1,522	1,533	1,217	1,114
FDIC premiums	158	317	102	150	102
Foreclosed asset expense	105	245	189	59	47
Marketing	228	215	185	167	177
Data processing	407	600	526	583	483
Professional expenses	922	918	898	602	472
Amortization of other intangibles	248	229	188	155	78
Service contracts	507	492	479	426	363
Merger expense	838	1,123	498	1,694	303
Other noninterest expense	1,800	1,968	1,448	1,242	1,400
Total noninterest expense	14,785	15,278	13,222	12,567	9,574
Earnings before income taxes	5,629	5,226	4,355	3,913	2,567
Income tax expense	1,305	1,295	940	3,875	882
Net income	$4,324	$3,931	$3,415	$38	$1,685

NET INCOME PER COMMON SHARE
Basic	$0.34	$0.32	$0.30	$—	$0.20
Diluted	0.34	0.32	0.30	—	0.20

Weighted average common shares outstanding
Basic	12,719	12,201	11,211	10,552	8,235
Diluted	12,817	12,320	11,324	10,709	8,333

SmartFinancial, Inc. and Subsidiary
Condensed Consolidated Financial Information (unaudited)
(In thousands)
YIELD ANALYSIS
	Three Months Ended September 30, 2018			Three Months Ended June 30, 2018			Three Months Ended September 30, 2017
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest[1]	Cost[1]	Balance	Interest[1]	Cost1	Balance	Interest[1]	Cost[1]
Assets
Loans	$1,577,222	$21,573	5.43%	$1,508,351	$21,654	5.76%	$868,357	$11,496	5.25%
Investment securities and interest bearing due froms	232,041	1,361	2.33%	211,587	1,218	2.31%	142,467	757	2.11%
Federal funds and other	13,033	170	5.17%	9,616	144	6.01%	31,864	86	1.07%
Total interest-earning assets	1,822,296	23,104	5.03%	1,729,554	23,016	5.34%	1,042,305	12,339	4.70%
Non-interest-earning assets	198,215			194,517			96,147
Total assets	$2,020,511			$1,924,071			$1,138,452

Liabilities and Stockholders’ Equity
Interest-bearing demand deposits	$239,220	$283	0.47%	$244,208	$265	0.44%	$153,838	$118	0.30%
Money market and savings deposits	615,334	1,595	1.03%	597,353	1,418	0.95%	329,933	519	0.62%
Time deposits	564,945	2,090	1.47%	510,445	1,555	1.22%	311,668	736	0.94%
Total interest-bearing deposits	1,419,499	3,968	1.11%	1,352,006	3,238	0.96%	795,439	1,373	0.68%
Securities sold under agreement to repurchase	17,694	12	0.27%	15,643	11	0.28%	20,589	15	0.29%
Federal Home Loan Bank advances, sub debt and other borrowings	17,719	228	5.11%	22,780	207	3.64%	381	5	5.21%
Total interest-bearing liabilities	1,454,912	4,208	1.15%	1,390,429	3,455	1.00%	816,409	1,393	0.68%
Noninterest-bearing deposits	307,007			283,413			179,968
Other liabilities	8,529			16,944			5,978
Total liabilities	1,770,448			1,690,786			1,002,355
Shareholders’ equity	250,063			233,285			136,097
Total liabilities and stockholders’ equity	$2,020,511			$1,924,071			$1,138,452

Net interest income, taxable equivalent		$18,896			$19,561			$10,946
Interest rate spread			3.88%			4.34%			4.02%
Tax equivalent net interest margin			4.11%			4.54%			4.17%

Percentage of average interest-earning assets to average interest-bearing liabilities			125.25%			124.39%			127.67%
Percentage of average equity to average assets			12.38%			12.12%			11.95%

1 Taxable equivalent

SmartFinancial, Inc. and Subsidiary
Condensed Consolidated Financial Information (unaudited)
(In thousands)
NON-GAAP RECONCILIATIONS	Three months ending
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Operating Earnings
Net income (GAAP)	$4,324	$3,931	$3,415	$38	$1,685
Securities (gains) losses	—	1	—	—	(144)
Merger expenses	838	1,123	498	1,694	303
Revaluation of deferred tax assets due to change in tax law	—	—	—	2,440	—
Income tax effect of adjustments	(196)	(211)	(103)	(506)	(25)
Net operating earnings (Non-GAAP)	$4,966	$4,844	$3,810	$3,666	$1,819
Net operating earnings per common share (Non-GAAP):
Basic	$0.39	$0.40	$0.34	$0.35	$0.22
Diluted	0.39	0.39	0.34	0.34	0.22

Non-GAAP Return Ratios
Net operating return on average assets (Non-GAAP)[1]	0.98%	1.00%	0.89%	0.99%	0.63%
Return on average tangible common equity (Non-GAAP)[2]	9.44%	8.96%	8.10%	0.10%	5.20%
Net operating return on average shareholder equity (Non-GAAP)[3]	7.88%	8.33%	6.97%	7.98%	5.30%
Net operating return on average tangible common equity (Non-GAAP)[4]	10.84%	11.04%	9.04%	9.94%	5.61%

Operating Efficiency Ratio
Efficiency ratio (GAAP)	71.37%	72.34%	72.39%	74.26%	78.67%
Adjustment for taxable equivalent yields	(0.17)%	(0.15)%	(0.09)%	(0.13)%	(0.23)%
Adjustment for securities gains (losses)	—%	(0.01)%	—%	—%	1.54%
Adjustment for merger related costs	(3.99)%	(7.35)%	(3.76)%	(13.48)%	(3.26)%
Operating efficiency ratio (Non-GAAP)	67.21%	64.82%	69.12%	60.64%	76.72%

Tangible Common Equity
Shareholders' equity (GAAP)	$251,642	$247,487	$208,949	$205,852	$136,588
Less goodwill and other intangible assets	68,254	68,449	50,660	50,837	7,414
Tangible common equity (Non-GAAP)	$183,388	$179,037	$158,289	$155,015	$129,174

Average Tangible Common Equity
Average shareholders' equity (GAAP)	$250,063	$233,285	$221,711	$184,295	$136,097
Less average goodwill and other intangible assets	68,389	57,251	50,780	36,267	7,465
Average tangible common equity (Non-GAAP)	$181,674	$176,034	$170,931	$148,028	$128,631

1 Net operating return on average assets (non-GAAP) is the annualized net operating earnings (non-GAAP) divided by average assets.
2 Return on average tangible common equity (non-GAAP) is the annualized net income divided by average tangible common equity (non-GAAP).
3 Net operating return on average equity (non-GAAP) is the annualized net operating earnings (non-GAAP) divided by average equity.
4 Net operating return on average tangible common equity (non-GAAP) is the annualized net operating earnings (non-GAAP) divided by average tangible common equity (non-GAAP).